Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of SPDR Index Shares Funds of our report dated November 26, 2018, relating to the financial statements and financial highlights, which appears in the Annual Report on Form N-CSR for the funds in the table below for the year ended September 30, 2018. We also consent to the references to us under the headings “Management and Organization”, “Financial Statements”, “Counsel and Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

Listing of Funds
SPDR STOXX Europe 50 ETF
SPDR EURO STOXX 50 ETF
SPDR EURO STOXX Small Cap ETF
SPDR S&P Emerging Asia Pacific ETF
SPDR S&P China ETF
SPDR Portfolio Emerging Markets ETF (formerly, SPDR S&P Emerging Markets ETF)
SPDR S&P Emerging Markets Dividend ETF
SPDR Portfolio Developed World ex-US ETF (formerly, SPDR S&P World ex-US ETF)
SPDR S&P International Small Cap ETF
SPDR Dow Jones International Real Estate ETF
SPDR S&P Global Infrastructure ETF
SPDR S&P Global Natural Resources ETF
SPDR S&P North American Natural Resources ETF
SPDR MSCI ACWI ex-US ETF
SPDR MSCI ACWI IMI ETF
SPDR MSCI ACWI Low Carbon Target ETF
SPDR MSCI EAFE StrategicFactors ETF
SPDR MSCI Emerging Markets StrategicFactors ETF
SPDR MSCI World StrategicFactors ETF
SPDR Solactive Canada ETF (formerly, SPDR MSCI Canada StrategicFactors ETF)
SPDR MSCI China A Shares IMI ETF
SPDR Solactive Germany ETF (formerly, SPDR MSCI Germany StrategicFactors ETF)
SPDR Solactive Japan ETF (formerly, SPDR MSCI Japan StrategicFactors ETF)
SPDR Solactive United Kingdom ETF (formerly, SPDR MSCI United Kingdom StrategicFactors ETF)
SPDR S&P Global Dividend ETF
SPDR S&P International Dividend ETF
SPDR S&P Emerging Markets Small Cap ETF
SPDR Dow Jones Global Real Estate ETF
SPDR MSCI EAFE Fossil Fuel Reserves Free ETF
SPDR MSCI Emerging Markets Fossil Fuel Reserves Free ETF
SPDR Solactive Hong Kong ETF (period September 18, 2018 to September 30, 2018*)

*	Fund commenced operations September 18, 2018

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

January 28, 2019